AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (AGREEMENT) is made as of March
7,  2008,   between  NEUBERGER  BERMAN  REALTY  INCOME  FUND  INC.,  a  Maryland
corporation (ACQUIRED FUND), and NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC., also a Maryland corporation (ACQUIRING FUND) (each, a
FUND).

     The Funds wish to effect a reorganization described in section 368(a)(1) of the Internal Revenue Code of 1986, as amended (CODE), and intend this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under the Code (REGULATIONS)). The reorganization will consist of (1) the transfer of Acquired Funds assets to Acquiring Fund in exchange solely for the issuance to Acquired Fund of shares of Acquiring Funds common and preferred stock (and, under certain circumstances, Acquiring Funds delivery to Acquired Fund of cash in lieu of fractional shares of common stock) and Acquiring Funds assumption of Acquired Funds liabilities, (2) the distribution of such shares (and cash, if applicable) to Acquired Funds stockholders in liquidation thereof, and (3) Acquired Funds dissolution, all on the terms and conditions set forth herein (collectively, the REORGANIZATION).

     Each Funds Board of Directors (each, a BOARD), including all the members thereof who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended (1940 ACT)) thereof, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby and
(2) has determined that participation in the Reorganization is in the best interests of its Fund and that the interests of the existing stockholders thereof will not be diluted as a result of the Reorganization.

     Acquired Funds capital stock is divided into one class of common stock (ACQUIRED FUND COMMON STOCK) and four series of auction preferred stock, designated Series A, Series B, Series C, and Series D (SERIES A ACQUIRED FUND STOCK, SERIES B ACQUIRED FUND STOCK, SERIES C ACQUIRED FUND STOCK, and SERIES D ACQUIRED FUND STOCK, respectively) (collectively, ACQUIRED FUND STOCK). Acquiring Funds capital stock is divided into one class of common stock (ACQUIRING FUND COMMON STOCK) and four series of auction market preferred stock (AMPS), also designated Series A, Series B, Series C, and Series D. If the Reorganization is approved by the Funds stockholders, Acquiring Fund shall, effective no later than the EFFECTIVE TIME (as defined in paragraph 3.1), (1) redesignate its Series B, Series C, and Series D AMPS as Series C, Series G, and Series H AMPS and (2) issue four additional classes of AMPS, designated Series B, Series D, Series E, and Series F (SERIES B ACQUIRING FUND STOCK, SERIES D ACQUIRING FUND STOCK, SERIES E ACQUIRING FUND STOCK, and SERIES F ACQUIRING FUND STOCK, respectively) (collectively, ACQUIRING FUND STOCK).

     In consideration of the mutual promises contained herein, the parties agree as follows:

1.   PLAN OF REORGANIZATION


     1.1. Subject to the requisite approval of the Funds stockholders and the terms and conditions set forth herein, Acquired Fund shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 (ASSETS) to Acquiring Fund. In exchange therefor, Acquiring Fund shall

          (a) issue and deliver to Acquired Fund the number of full and, except as otherwise provided in paragraph 1.7, fractional shares of Acquiring Fund Common Stock, rounded to the third decimal place (or cash in lieu thereof), determined by dividing Acquired Funds net value (computed as set forth in paragraph 2.1) attributable to the Acquired Fund Common Stock by the net asset value (NAV) (computed as set forth in paragraph 2.2) of a share of Acquiring Fund Common Stock,

          (b) issue and  deliver to  Acquired  Fund the number of full shares of
     (1) Series B Acquiring Fund Stock equal to the number of full shares of Series A Acquired Fund Stock then outstanding, (2) Series D Acquiring Fund Stock equal to the number of full shares of Series B Acquired Fund Stock then outstanding, (3) Series E Acquiring Fund Stock equal to the number of full shares of Series C Acquired Fund Stock then outstanding, and (4) Series F Acquiring Fund Stock equal to the number of full shares of Series D Acquired Fund Stock then outstanding, and

          (c) assume all of Acquired Funds  liabilities  described in paragraph
     1.3 (LIABILITIES).

Such transactions shall take place at the CLOSING (as defined in paragraph 3.1).

     1.2. The Assets shall consist of all assets and property including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register stock under applicable securities laws, books and records, and deferred and prepaid expenses (other than unamortized organizational expenses) shown as assets on Acquired Funds books Acquired Fund owns at the VALUATION TIME (as defined in paragraph 2.1).

     1.3. The Liabilities shall consist of all of Acquired Funds liabilities, debts, obligations, and duties of whatever kind or nature existing at the Valuation Time, whether absolute, accrued, contingent, or otherwise, whether known or unknown, whether or not arising in the ordinary course of business, whether or not determinable at the Valuation Time, and whether or not specifically referred to in this Agreement, excluding REORGANIZATION EXPENSES (as defined in paragraph 4.3.9) borne by Acquiring Fund and/or Neuberger Berman Management Inc. (ADVISOR) pursuant to paragraph 7.2. Notwithstanding the foregoing, Acquired Fund agrees to use its best efforts to discharge all its known Liabilities before the Effective Time.

     1.4. If the dividends and/or other distributions either Fund previously paid for the current taxable year do not equal or exceed the sum of its (a) investment company taxable income (within the meaning of section 852(b)(2) of the Code), computed without regard to any deduction for dividends paid, and (b) net capital gain (as defined in section 1222(11) of the Code), after reduction by any capital loss carryforward, for the current taxable year through the Effective Time, then at or immediately before the Valuation Time such Fund shall declare and pay (i) to the holders of its common stock one or more dividends and/or other distributions in an amount large enough so that, together with such

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


previous distributions and the dividends described in (ii) below, it will have distributed substantially all (and in any event not less than 98%) of such sum and (ii) to the holders of its preferred stock all accumulated due and unpaid dividends.

     1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Acquired Fund shall distribute the Acquiring Fund Stock (and, to the extent provided in paragraph 1.7, cash) it receives pursuant to paragraph 1.1(a) to its stockholders of record, determined at the Effective Time (each a STOCKHOLDER), in proportion to their Acquired Fund Stock then so held and in constructive exchange therefor, and shall completely liquidate. Such distribution shall be accomplished by Acquiring Funds transfer agent (TRANSFER AGENT) opening accounts on Acquiring Funds stockholder records in the names of the Stockholders (except Stockholders in whose names accounts thereon already exist) and crediting each Stockholders newly opened or preexisting account with the respective PRO RATA number of shares of Acquiring Fund Stock due such Stockholder. All outstanding Acquired Fund Stock, including any represented by certificates, shall simultaneously be canceled on Acquired Funds stockholder records. Acquiring Fund shall not issue certificates representing the Acquiring Fund Stock issued in connection with the Reorganization.

     1.6. Promptly after the Funds stockholders approve this Agreement, (1) the Funds shall jointly file articles of transfer complying with section 3 109 of the Maryland General Corporation Law (Titles 13 of the Corporations and Associations Article of the Maryland Code) (ARTICLES OF TRANSFER) with the Department of Assessments and Taxation of the State of Maryland (DEPARTMENT) and (2) Acquiring Fund shall file with the Department articles supplementary complying with section 2208 of such law regarding the redesignation of its existing series of AMPS and its issuance of the Acquiring Fund Stock (ARTICLES SUPPLEMENTARY).

     1.7. If, but for this paragraph, fractional shares of Acquiring Fund Common Stock would be delivered to Acquired Fund pursuant to paragraph 1.1(a) and thus distributed to the Stockholders pursuant to paragraph 1.5, such fractional shares (except the fractional share the agent for Acquired Funds distribution reinvestment plan (PLAN AGENT) is entitled to receive) (NON DELIVERABLE FRACTIONAL SHARES) shall not be delivered to Acquired Fund and instead either
(a) the Transfer Agent shall aggregate all the Nondeliverable Fractional Shares, sell them on the American Stock Exchange, deliver the cash proceeds thereof (net of transaction costs) to Acquired Fund pursuant to paragraph 1.1(a), and distribute such net proceeds to the Stockholders other than the Plan Agent, on Acquired Funds behalf, in proportion to the fractional shares they otherwise would have been entitled to receive pursuant to paragraph 1.5, or (b) Acquiring Fund shall purchase the Nondeliverable Fractional Shares at the NAV per full share of Acquiring Fund Common Stock at the Valuation Time, and the Transfer Agent shall distribute the proceeds thereof to such Stockholders, on Acquiring Funds behalf, in such proportion.

     1.8. As soon as reasonably practicable after distribution of the Acquiring Fund Stock pursuant to paragraph 1.5 and cash in lieu of Non deliverable Fractional Shares pursuant to paragraph 1.7, but in all events within six months after the Effective Time, Acquired Fund shall be dissolved and any further actions shall be taken in connection therewith as required by applicable law.

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

     1.9. Any reporting responsibility of Acquired Fund to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission (COMMISSION), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is dissolved.

     1.10. Any transfer taxes payable on issuance of Acquiring Fund Stock in a name other than that of the registered holder on Acquired Funds stockholder records of the Acquired Fund Stock actually or constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Stock is to be issued, as a condition of such transfer.

2.   VALUATION


     2.1. For purposes of paragraph  1.1(a),  Acquired Funds net value shall be
(a) the value of the Assets computed immediately after the close of regular trading on the New York Stock Exchange (NYSE) on the day of the Closing (VALUATION TIME), using the valuation procedures adopted by its Board, less
(b) the amount of the Liabilities at the Valuation Time.

     2.2. For purposes of paragraph 1.1(a), the NAV of a share of Acquiring Fund Common Stock shall be computed at the Valuation Time, using the valuation procedures adopted by Acquiring Funds Board.

     2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of Advisor.

3.   CLOSING AND EFFECTIVE TIME


     3.1. Unless the Funds agree otherwise, (a) the Reorganization, together with related acts necessary to consummate it (CLOSING), shall occur at the offices of Advisor, on the later of (i) the date the Articles of Transfer and Articles Supplementary are accepted for record by the Department or (ii) a later date specified in both the Articles of Transfer and Articles Supplementary not more than 30 days after they are so accepted (which later date must be a day on which the NYSE is open for regular trading (BUSINESS DAY)), and (b) all acts taking place at the Closing shall be deemed to take place simultaneously at 5:00 p.m., Eastern Time, on that date (EFFECTIVE TIME). If, immediately before the Valuation Time, (i) the NYSE or another primary trading market for portfolio securities of either Fund (each, an EXCHANGE) is closed to trading or trading thereon is restricted or (ii) trading or the reporting of trading on an Exchange or elsewhere is disrupted, so that accurate appraisal of Acquired Funds net value and/or the NAV of a share of Acquiring Fund Common Stock is impracticable, the Valuation Time shall be postponed until the first Business Day after the day when such trading has been fully resumed and such reporting has been restored and the Effective Time shall be postponed until the following Business Day.

     3.2. Acquired Fund shall direct its custodian to deliver at the Closing a certificate (a) verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Acquired Fund to Acquiring Fund, as reflected on Acquiring Funds books immediately after the Closing, does or will conform to such information on Acquired Funds books immediately before the Closing and (b)

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

stating that (i) the Assets it holds will be transferred to Acquiring Fund at the Effective Time and (ii) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     3.3. Acquired Fund shall deliver, or shall have its transfer agent deliver, to Acquiring Fund at the Closing a list of the Stockholders names and addresses, and the number of full and, in the case of the Plan Agent, fractional outstanding shares of Acquired Fund Stock each Stockholder owns, at the Effective Time, certified by Acquired Funds Secretary or Assistant Secretary or by its transfer agent, as applicable. Acquiring Fund shall direct its transfer agent to deliver at the Closing a certificate as to the opening of accounts in the Stockholders names on Acquiring Funds stockholder records. Acquiring Fund shall issue and deliver to Acquired Fund a confirmation, or other evidence satisfactory to Acquired Fund, that the Acquiring Fund Stock to be credited to Acquired Fund at the Effective Time has been credited to Acquired Funds account on such records. At the Closing, each Fund shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other Fund or its counsel reasonably requests.

     3.4. Each Fund shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated hereby.

4.   REPRESENTATIONS AND WARRANTIES


     4.1. Acquired Fund represents and warrants to Acquiring Fund as follows:

          4.1.1. Acquired Fund (a) is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland and (b) has the power to own all its properties and assets and to carry on its business as described in documents filed with the Commission; and its Articles of Incorporation (CHARTER) are on file with the Department;

          4.1.2. Acquired Fund is duly registered as a closedend management investment company under the 1940 Act, such registration is in full force and effect, and no proceeding has been instituted to suspend such registration;

          4.1.3. At the Effective Time, Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances (except securities that are subject to securities loans, as referred to in section 851(b)(2) of the Code, or that are restricted to resale by their terms), and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended (1933 ACT), except as previously disclosed in writing to and accepted by Acquiring Fund;

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

          4.1.4. Acquired Funds investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and restrictions set forth in documents filed with the Commission, except as previously disclosed in writing to and accepted by Acquiring Fund;

          4.1.5. Acquired Fund is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a material violation of any provision of Maryland law, its Charter or ByLaws, or any agreement, indenture, instrument, contract, lease, or other undertaking (each, an UNDERTAKING) to which it is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which it is a party or by which it is bound;

          4.1.6. All material contracts and other commitments of or applicable to Acquired Fund (other than this Agreement and certain investment contracts, including options, futures, and forward contracts) will terminate, or provision for discharge of any liabilities of Acquired Fund thereunder will be made, at or before the Effective Time, without either Funds incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Acquired Fund may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

          4.1.7. Except as previously disclosed in writing to and accepted by Acquiring Fund, (a) no litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to Acquired Funds knowledge, threatened against Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business, and (b) Acquired Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

          4.1.8. The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of Acquired Funds Board, which has made the determinations required by Rule 17a8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Acquired Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

          4.1.9. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the 1940 Act (collectively, FEDERAL SECURITIES LAWS) or state securities laws, and no authorizations, consents, or orders of any court are required, for Acquired Funds execution or performance of this Agreement, except for (a) Acquiring Funds filing with the Commission of a registration statement on Form N14 relating to the Acquiring Fund Stock issuable hereunder, and any supplement or amendment thereto (REGISTRATION

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

     STATEMENT),   including   therein  a   prospectus   and  proxy   statement
     (PROSPECTUS/STATEMENT), and (b) consents, approvals, authorizations, and filings that have been made or received or may be required after the Effective Time;

          4.1.10. On the effective date of the Registration Statement, at the time of the STOCKHOLDERS MEETING (as defined in paragraph 6.1), and at the Effective Time, the Prospectus/Statement will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Prospectus/Statement made in reliance on and in conformity with information furnished by Acquiring Fund for use therein;

          4.1.11. Acquired Fund incurred the Liabilities in the ordinary course of its business; and there are no Liabilities other than those disclosed or provided for in Acquired Funds financial statements referred to in paragraph 4.1.19 and Liabilities incurred by Acquired Fund in the ordinary course of its business subsequent to October 31, 2007, none of which has been materially adverse to the business, assets, or results of its operations;

          4.1.12. For each taxable year of its operation (including the taxable year ending at the Effective Time), Acquired Fund has met (or for its current taxable year will meet) the requirements of Subchapter M of Chapter 1 of the Code (SUBCHAPTER M) for qualification as a regulated investment company (RIC) and has been (or for such year will be) eligible to and has computed (or for such year will compute) its federal income tax under section 852 of the Code; from the time Acquired Funds Board approved the transactions contemplated hereby (APPROVAL TIME) through the Effective Time, Acquired Fund has invested and will invest its assets in a manner that ensures its compliance with the foregoing and paragraph 4.1.13; from the time it commenced operations through the Effective Time, Acquired Fund has conducted and will conduct its historic business (within the meaning of section 1.3681(d)(2) of the Regulations) in a substantially unchanged manner; from the Approval Time through the Effective Time, Acquired Fund
     (1) has not disposed of and/or acquired, and will not dispose of and/or acquire, any assets (a) for the purpose of satisfying Acquiring Funds investment objectives or policies or (b) for any other reason except in the ordinary course of its business as a RIC and (2) has not otherwise changed, and will not otherwise change, its historic investment policies; Acquired Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and Acquired Fund has not at any time since its inception been liable for, and is not now liable for, any material tax pursuant to sections 852 or 4982 of the Code, except as previously disclosed in writing to and accepted by Acquiring Fund;

          4.1.13. Acquired Fund is in the same line of business as Acquiring Fund is in, for purposes of section 1.3681(d)(2) of the Regulations, and did not enter into such line of business as part of the plan of reorganization;

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

          4.1.14.  At the Effective  Time,  at least 33 1/3% of Acquired  Funds
     portfolio  assets  will  meet  Acquiring  Funds   investment   objectives,
     strategies,  policies,  risks, and restrictions,  and Acquired Fund did not
     alter  and  will  not  alter  its   portfolio   in   connection   with  the
     Reorganization to meet such 33 1/3% threshold;

          4.1.15. To the best of Acquired Funds managements knowledge, at the record date for Acquired Funds stockholders entitled to vote on approval of this Agreement, there was no plan or intention by its stockholders to sell, exchange, or otherwise dispose of a number of shares of Acquired Fund Stock (or Acquiring Fund Stock to be received in the Reorganization), in connection with the Reorganization, that would reduce their ownership of the Acquired Fund Stock (or the equivalent Acquiring Fund Stock) to a number of shares that was less than 50% of the number of shares of Acquired Fund Stock at such date;

          4.1.16. Acquired Fund is not under the jurisdiction of a court in a title 11 or similar case (as defined in section 368(a)(3)(A) of the Code);

          4.1.17. During the fiveyear period ending at the Effective Time, (a) neither Acquired Fund nor any person related (as defined in section 1.3681(e)(3) of the Regulations) (RELATED) to it will have acquired Acquired Fund Stock, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund Stock or Acquired Fund Stock, and (b) no distributions will have been made with respect to Acquired Fund Stock, other than normal, regular dividend distributions made pursuant to Acquired Funds historic dividendpaying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code;

          4.1.18. By the Effective Time, Acquired Fund shall have duly and timely filed all federal, state, local, and foreign tax returns required by law to have been filed by such date (giving effect to properly and timely filed extensions of time to file); Acquired Fund has timely paid all taxes payable pursuant to such filed returns except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect; and Acquired Fund is in compliance in all material respects with applicable Regulations pertaining to the reporting of, and withholding in respect of, distributions on its stock and is not liable for any material penalties that could be imposed thereunder;

          4.1.19. The Statement of Assets and Liabilities (including Schedule of Investments), Statement of Operations, and Statement of Changes in Net Assets (collectively, STATEMENTS) of Acquired Fund at and for the fiscal year (in the case of the last Statement, for the two fiscal years) ended October 31, 2007, have been audited by Ernst & Young LLP, an independent registered public accounting firm (E&Y), and are in accordance with generally accepted accounting principles (GAAP), and copies thereof have been delivered to Acquiring Fund; to Acquired Funds managements best knowledge and belief, there are no known contingent liabilities of Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP consistently applied at such date that are not disclosed therein; and such Statements present fairly, in all material respects, Acquired Funds financial condition at such date in accordance with GAAP consistently applied and the results of its operations and changes in its net assets for the period then ended;

          4.1.20. Since October 31, 2007, there has not been any material adverse change in Acquired Funds financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as previously disclosed in writing to and accepted by Acquiring Fund; for purposes of this representation, a decline in NAV per share of Acquired Fund Stock due to declines in market values of securities Acquired Fund holds or the discharge of its liabilities shall not constitute a material adverse change;

          4.1.21. All issued and outstanding Acquired Fund Stock is, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and nonassessable by Acquired Fund and has been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Acquired Fund Stock will, at the Effective Time, be held by the persons and in the amounts set forth on Acquired Funds stockholder records, as provided in paragraph 3.3; and Acquired Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquired Fund Stock, nor are there outstanding any securities convertible into any Acquired Fund Stock;

          4.1.22. Not more than 25% of the value of Acquired Funds total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers; and

          4.1.23. No registration of any Asset under the 1933 Act or any state securities or blue sky laws would be required if it was, at the Effective
     Time, the subject of a public distribution by either Fund, except as previously disclosed in writing to and accepted by Acquiring Fund.

     4.2. Acquiring Fund represents and warrants to Acquired Fund as follows:

          4.2.1. Acquiring Fund (a) is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland and (b) has the power to own all its properties and assets and to carry on its business as described in documents filed with the Commission; and its Charter is on file with the Department;

          4.2.2. Acquiring Fund is duly registered as a closedend management investment company under the 1940 Act, such registration is in full force and effect, and no proceeding has been instituted to suspend such registration;

          4.2.3. No  consideration  other than Acquiring Fund Stock (and cash in
     lieu  of  fractional   shares  and  Acquiring  Funds   assumption  of  the
     Liabilities)   will  be  issued  in   exchange   for  the   Assets  in  the
     Reorganization;

          4.2.4. The Acquiring Fund Stock to be issued and delivered to Acquired Fund hereunder will, at the Effective Time, have been duly authorized by Acquiring Fund and, when issued and delivered as provided herein (including the receipt of consideration in exchange therefor not less than its par value), will be duly and validly issued and outstanding stock of Acquiring Fund, fully paid and nonassessable by Acquiring Fund;

          4.2.5. Acquiring Funds investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and restrictions set forth in documents filed with the Commission, except as previously disclosed in writing to and accepted by Acquired Fund;

          4.2.6. Acquiring Fund is not currently engaged in, and its execution, delivery, and performance of this Agreement will not result in, (1) a material violation of any provision of Maryland law, its Charter or ByLaws, or any Undertaking to which it is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which it is a party or by which it is bound;

          4.2.7. Except as previously disclosed in writing to and accepted by Acquired Fund, (a) no litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to Acquiring Funds knowledge, threatened against it or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business, and (b) Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

          4.2.8. The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of Acquiring Funds Board, which has made the determinations required by Rule 17a8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

          4.2.9. No governmental consents, approvals, authorizations, or filings are required under the Federal Securities Laws or state securities laws, and no authorizations, consents, or orders of any court are required, for Acquiring Funds execution or performance of this Agreement, except for (a) the filing of the Registration Statement with the Commission and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

          4.2.10. On the effective date of the Registration Statement, at the time of the Stockholders Meeting, and at the Effective Time, the Prospectus/Statement will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Prospectus/Statement made in reliance on and in conformity with information furnished by Acquired Fund for use therein;

          4.2.11. For each taxable year of its operation (including the taxable year in which the Effective Time occurs), Acquiring Fund has met (or for its current taxable year will meet) the requirements of Subchapter M for qualification as a RIC and has been (or for such year will be) eligible to and has computed (or for such year will compute) its federal income tax under section 852 of the Code; Acquiring Fund intends to continue to meet all such requirements for the next taxable year; Acquiring Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and Acquiring Fund has not at any time since its inception been liable for, and is not now liable for, any material tax pursuant to sections 852 or 4982 of the Code, except as previously disclosed in writing to and accepted by Acquired Fund;

          4.2.12. Following the Reorganization, Acquiring Fund (a) will continue
     Acquired  Funds  historic   business  (within  the  meaning  of  section
     1.3681(d)(2) of the Regulations) and (b) will use a significant portion of Acquired Funds historic business assets (within the meaning of section 1.3681(d)(3) of the Regulations) in a business; moreover, Acquiring Fund
     (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of such business and dispositions necessary to maintain its status as a RIC, and
     (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

          4.2.13.  Acquiring  Fund is in the same line of  business  as Acquired
     Fund was in preceding the Reorganization, for purposes of section 1.3681(d)(2) of the Regulations, and did not enter into such line of business as part of the plan of reorganization; following the Reorganization, Acquiring Fund will continue, and has no intention to change, such line of business; and at the Effective Time, (1) at least 33 1/3% of Acquired Funds portfolio assets will meet Acquiring Funds investment objectives, strategies, policies, risks, and restrictions and
     (2) Acquiring Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks, or restrictions after the Reorganization;

          4.2.14. There is no plan or intention for Acquiring Fund to be dissolved or merged into another corporation or a business or statutory trust or any fund thereof (as defined in section 851(g)(2) of the Code) following the Reorganization;

          4.2.15. During the fiveyear period ending at the Effective Time, neither Acquiring Fund nor any person Related to it will have acquired Acquired Fund Stock with consideration other than Acquiring Fund Stock;

          4.2.16. By the Effective Time, Acquiring Fund shall have duly and timely filed all federal, state, local, and foreign tax returns required by law to have been filed by such date (giving effect to properly and timely filed extensions of time to file); Acquiring Fund has timely paid all taxes payable pursuant to such filed returns except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect; and Acquiring Fund is in compliance in all material respects with applicable Regulations pertaining to the reporting of, and withholding in respect of, distributions on its stock and is not liable for any material penalties that could be imposed thereunder;

          4.2.17. Acquiring Funds Statements at and for the fiscal year (in the case of its Statement of Changes in Net Assets, for the two fiscal years) ended October 31, 2007, have been audited by E&Y, and copies thereof have been delivered to Acquired Fund; to Acquiring Funds managements best knowledge and belief, there are no known contingent liabilities of Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP consistently applied at such date that are not disclosed therein; and such Statements present fairly, in all material respects, Acquiring Funds financial condition at such date in accordance with GAAP consistently applied and the results of its operations and changes in its net assets for the period then ended;

          4.2.18.  Since  October  31,  2007,  there  has not been any  material
     adverse   change  in  Acquiring   Funds   financial   condition,   assets,
     liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as previously disclosed in writing to and accepted by Acquired Fund; for purposes of this representation, a decline in NAV per share of Acquiring Fund Stock due to declines in market values of securities
     Acquiring Fund holds or the discharge of its liabilities shall not constitute a material adverse change;

          4.2.19. Assuming the truthfulness and correctness of Acquired Funds representation and warranty in paragraph 4.1.22, immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Funds total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

          4.2.20. Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any Acquired Fund Stock;

          4.2.21. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Stock following the Reorganization except to the agent for its dividend reinvestment plan; nor does Acquiring Fund, or any person
     Related  to it,  have  any plan or  intention  to  acquire    during  the
     fiveyear period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person with consideration other than Acquiring Fund Stock, any Acquiring Fund Stock issued to the Stockholders pursuant to the Reorganization; and

          4.2.22. All issued and outstanding Acquiring Fund Stock is, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and nonassessable by Acquiring Fund and has been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; and Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Stock, nor are there outstanding any securities convertible into any Acquiring Fund Stock.

     4.3. Each Fund represents and warrants to the other Fund as follows:

          4.3.1. The fair market value of the Acquiring Fund Stock each Stockholder receives (together with cash in lieu of Nondeliverable Fractional Shares, if any) will be approximately equal to the fair market value of its Acquired Fund Stock it actually or constructively surrenders in exchange therefor;

          4.3.2. Its management (a) is unaware of any plan or intention of Stockholders to sell or otherwise dispose of (1) any portion of their Acquired Fund Stock before the Reorganization to any person Related to either Fund or (2) any portion of the Acquiring Fund Stock they receive in the Reorganization to any person Related to Acquiring Fund, (b) does not anticipate dispositions of such Acquiring Fund Stock at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Acquired Fund Stock, and (c) expects that the percentage of stockholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS;

          4.3.3. The  Stockholders  will pay their own expenses (such as fees of
     personal   investment   or  tax   advisers   for  advice   concerning   the
     Reorganization), if any, incurred in connection with the Reorganization;

          4.3.4. The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

          4.3.5. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

          4.3.6. Pursuant to the Reorganization, Acquired Fund will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Acquired Fund held immediately before the Reorganization; for the purposes of this representation, any amounts
     Acquired Fund uses to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except regular, normal dividend distributions (a) made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code and (b) on its preferred stock) will be included as assets it held immediately before the Reorganization;

          4.3.7. None of the compensation received by any Stockholder who or that is an employee of or service provider to Acquired Fund will be separate consideration for, or allocable to, any of the Acquired Fund Stock such Stockholder held; none of the Acquiring Fund Stock any such Stockholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Stockholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at armslength for similar services;

          4.3.8. Immediately after the Reorganization, the Stockholders will own stock constituting control (as defined in section 304(c) of the Code) of Acquiring Fund;

          4.3.9. No expenses incurred by Acquired Fund or on its behalf in connection with the Reorganization will be paid or assumed by Acquiring Fund, Advisor, or any third party unless such expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 7354, 19731 C.B. 187) (REORGANIZATION EXPENSES), and no cash or property other than Acquiring Fund Stock will be transferred to Acquired Fund or any of its stockholders with the intention that such cash or property be used to pay any expenses (even Reorganization Expenses) thereof; and

          4.3.10. The aggregate value of the acquisitions and distributions limited by paragraphs 4.1.17, 4.2.15, and 4.2.21 will not exceed 50% of the value (without giving effect to such acquisitions and distributions) of the proprietary interest in Acquired Fund at the Effective Time.

5.   COVENANTS


     5.1. Each Fund covenants to operate its business in the ordinary course between the date hereof and the Closing, it being understood that:

          (a) such ordinary course will include declaring and paying customary dividends and other distributions and changes in operations contemplated by each Funds normal business activities; and

          (b) each Fund will retain exclusive control of the composition of its portfolio until the Closing; provided that Acquired Fund shall not dispose of more than an insignificant portion of its historic business assets (as defined in paragraph 4.2.12) during such period without Acquiring Funds prior consent, and the Funds shall coordinate their respective portfolios so that the transfer of the Assets to Acquiring Fund will not cause it to fail to be in compliance with all of its investment policies and restrictions immediately after the Closing.

     5.2. Acquired Fund covenants that the Acquiring Fund Stock to be delivered hereunder is not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

     5.3.  Acquired  Fund  covenants  that  it  will  assist  Acquiring  Fund in
obtaining   information   Acquiring  Fund  reasonably  requests  concerning  the
beneficial ownership of Acquired Fund Stock.

     5.4. Acquired Fund covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Acquiring Fund at the Closing.

     5.5. Each Fund covenants to cooperate in preparing the Prospectus/Statement in compliance with applicable federal securities laws.

     5.6. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken all further action, the other Fund may deem necessary or desirable in order to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Acquired Fund, title to and possession of the Acquiring Fund Stock to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

     5.7. Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and state securities laws it deems appropriate to continue its operations after the Effective Time.

     5.8. Acquiring Fund covenants to cause the Acquiring Fund Common Stock that will be issued hereunder to be listed on the American Stock Exchange at the Effective Time.

     5.9. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

6.   CONDITIONS PRECEDENT


     Each Funds obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

     6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by both Boards, and the Funds shall have called a joint special meeting of their stockholders to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby (STOCKHOLDERS MEETING).

     6.2. All necessary filings shall have been made with the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby; the Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and, to each Funds best knowledge, no investigation or proceeding for such purpose shall have been instituted or be pending, threatened, or contemplated under the 1933 Act or the 1940 Act; the Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act; and all consents, orders, and permits of federal, state, and local regulatory authorities (including the Commission and state securities authorities) either Fund deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Funds assets or properties, provided that either Fund may for itself waive any of such conditions.

     6.3. At the Effective Time, no action, suit, or other proceeding shall be pending (or, to either Funds knowledge, threatened to be commenced) before any court, governmental agency, or arbitrator in which it is sought to enjoin the performance of, restrain, prohibit, affect the enforceability of, or obtain damages or other relief in connection with, the transactions contemplated hereby.

     6.4. The Funds shall have received an opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (COUNSEL) as to the federal income tax consequences mentioned below (TAX OPINION). In rendering the Tax Opinion, Counsel may rely as to factual matters, exclusively and without independent verification, on (a) the representations and warranties made in this Agreement, which Counsel may treat as representations and warranties made to it, and, if Counsel requests, in separate letters addressed to Counsel and (b) the certificates delivered pursuant to paragraph 3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

          6.4.1. Acquiring Funds acquisition of the Assets in exchange solely for Acquiring Fund Stock (and cash in lieu of Nondeliverable Fractional Shares) and its assumption of the Liabilities, followed by Acquired Funds
     distribution  of  such  stock  pro  rata  to  the  Stockholders   (and  the
     distribution of any such cash to the Stockholders entitled thereto) actually or constructively in exchange for their Acquired Fund Stock, in complete liquidation of Acquired Fund, will qualify as a reorganization (as defined in section 368(a)(1)(D) of the Code), and each Fund will be a party to a reorganization (within the meaning of section 368(b) of the Code);

          6.4.2. Acquired Fund will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Stock (and cash in lieu of Nondeliverable Fractional Shares) and Acquiring Funds assumption of the Liabilities or on the subsequent distribution of such stock (and cash) to the Stockholders in exchange for their Acquired Fund Stock;

          6.4.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Stock (and cash in lieu of Nondeliverable Fractional Shares) and its assumption of the Liabilities;

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

          6.4.4. Acquiring Funds basis in each Asset will be the same as Acquired Funds basis therein immediately before the Reorganization, and Acquiring Funds holding period for each Asset will include Acquired Funds holding period therefor (except where Acquiring Funds investment activities have the effect of reducing or eliminating an Assets holding period);

          6.4.5. A Stockholder will recognize no gain or loss on the exchange of all its Acquired Fund Stock solely for Acquiring Fund Stock pursuant to the Reorganization, except to the extent the Stockholder receives cash in lieu of a Nondeliverable Fractional Share pursuant thereto; and

          6.4.6. A Stockholders aggregate basis in the Acquiring Fund Stock it receives in the Reorganization will be the same as the aggregate basis in its Acquired Fund Stock it actually or constructively surrenders in exchange for such Acquiring Fund Stock less the basis in any fractional share of Acquired Fund Stock for which the Stockholder receives cash pursuant to the Reorganization; and its holding period for such Acquiring Fund Stock will include, in each instance, its holding period for such Acquired Fund Stock, provided the Stockholder holds such Acquired Fund Stock as a capital asset at the Effective Time.

Notwithstanding subparagraphs 6.4.2 and 6.4.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Stockholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a marktomarket system of accounting.

     6.5.  Acquiring  Fund  shall  have  filed  with  the  Department   articles
supplementary describing the Acquiring Funds preferred stock to be issued pursuant to this Agreement.

     6.6. At any time before the Closing, either Fund may waive any of the foregoing conditions (except those set forth in paragraphs 6.1, 6.4, and 6.5) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Funds stockholders interests.

7.   BROKERS AND EXPENSES


     7.1. Each Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     7.2. Subject to complying with the representation and warranty contained in paragraph 4.3.9, all Reorganization Expenses (including fees and expenses associated with filing, printing, and mailing the Registration Statement, soliciting proxies, and tabulating votes and accounting, legal, and custodial fees and expenses) shall be borne as follows: (a) the first $400,000 thereof, by each Fund, in proportion to its respective net assets determined at the Valuation Time, and (b) any excess, by Advisor. Notwithstanding the foregoing, expenses shall be paid by the Fund directly incurring them if and to the extent that the payment thereof by another person would result in such Funds disqualification as a RIC or would prevent the Reorganization from qualifying as a taxfree reorganization.

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

8.   ENTIRE AGREEMENT; NO SURVIVAL


     Neither Fund has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

9.   TERMINATION


     This  Agreement  may be  terminated  at any time at or before the Effective
Time:

     9.1. By either Fund (a) in the event of the other Funds material breach of any representation, warranty, or covenant contained herein to be performed at or before the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or
(c) if the Closing has not occurred on or before June 30, 2008, or such other date as to which the Funds may agree; or

     9.2. By the Funds mutual agreement.

In the event of termination under paragraphs 9.1(c) or 9.2, neither Fund (nor its directors, officers, or stockholders) shall have any liability to the other Fund.

10.   AMENDMENT


     This Agreement may be amended, modified, or supplemented at any time in any manner mutually agreed on in writing by the Funds, notwithstanding Acquired Funds stockholders approval thereof; provided that, following such approval no such amendment, modification, or supplement shall have a material adverse effect on the Stockholders interests.

11.   MISCELLANEOUS


     11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to principles of conflict of laws; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     11.2. Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     11.3. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Fund and delivered to the other Fund. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.4. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid

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

or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.
















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


     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.


                                        NEUBERGER BERMAN REALTY INCOME FUND INC.


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________



                                        NEUBERGER BERMAN REAL ESTATE SECURITIES
                                        INCOME FUND INC.


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________





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